SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 24, 2002


                             WORLD ENVIROTECH, INC.
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        COLORADO                      000-33031               84-1263981
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(State or other jurisdiction        (Commission              (IRS Employer
         of incorporation)          File Number)             Identification No.)


#830 - 789 West Pender Street, Vancouver, B.C. Canada           VC 1H2
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(Address of principal executive offices)                      (Postal Code)


       Registrant's telephone number, including area code: (604) 632-9638
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Item 1. CHANGES IN CONTROL OF REGISTRANT

        None.

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     The Company has entered into a definitive agreement to acquire ProtectServe Pacific Limited, a Hong Kong corporation (PSP), in a Share Exchange.

     The terms of the Share Exchange provide that the Company shall issue a total of 30,000,000 shares of common stock, on a post consolidation basis in consideration of 100% of the issued and outstanding stock of PSP. PSP will become a wholly owned subsidiary. The Agreement terms provide that in the event the Company has less than $900,000 (USD) in cash capital on the date of closing, the number of shares to be issued to PSP shareholders shall be increased by 2,500,000 for each $100,000 less than $900,000, up to a maximum increase of 7,500,000 shares.

     The Agreement further provides that in the event the net after tax profit for PSP (under US GAAP) is less than $9,000,000 (Hong Kong) for period ending December 31, 2002, the Company shall have the right to repurchase shares from the former PSP shareholders, pro rata, at $.001 per share. THe formula for computing repurchase shares is:

     For every $333,333 (Hong Kong) that PSP falls short of the $9,000,000 (Hong
Kong) net profit target, the Company shall have the right to repurchase one million shares on five days written notice.

     The closing will not occur unless at least $600,000 (USD) in cash capital is on deposit in company accounts at the time of closing, and further, that a reverse split (consolidation) of one for four shares has been effectuated. The Company hopes to have such completed by February 28, 2002.


Item 3. BANKRUPTCY OR RECEIVERSHIP

        None


Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None

Item 5. OTHER EVENTS

     The Company has accepted a subscription agreement from XIN NET Corp. for a private placement of $600,300 for 14,500,000 common shares and 10,875,000 special warrants convertible into 10,875,000 post consolidation common shares on or before January 31, 2004. An option to purchase an additional 7,500,000 post consolidation common shares for $300,000 until February 15, 2002 was also granted to XIN NET Corp.


Item 6. APPOINTMENT OF NEW DIRECTORS

        None


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statement

        Not applicable


(b) Not Applicable

(c) EXHIBITS

        10.1    Share Exchange Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             WORLD ENVIROTECH, INC.
                                             (Registrant)


                                             /S/ Ernest Cheung
                                             -----------------------------------
Dated:   January 24, 2002                    Ernest Cheung, President